Exhibit 10.1

AMENDMENT NUMBER ONE

TO THE CONSOLIDATED EDISON, INC. EXECUTIVE INCENTIVE PLAN
As Amended and Restated Effective January 1, 2020

Pursuant to resolutions adopted by the Board of Directors of Consolidated Edison Inc., at a meeting duly held on February 17, 2022, the undersigned hereby approves the following amendments to the Consolidated Edison, Inc. Executive Incentive Plan (the “Plan”) effective January 1, 2022.

1.The first sentence of the second paragraph of Section 4.01 is amended to read as follows:

“Applicable Incentive Percentages for officers not listed in Section 5.01 (Executive Officers)”

2.Section 4.04(a) is amended in its entirety to read as follows:

(a)After the Adjusted Target Incentive Fund for a calendar year has been determined as provided in Section 4.03, the Committee, upon the recommendations of the Company’s Chief Executive Officer, shall make, awards to individual CECONY Officers who participate in the Plan based 60% on the achievement of CECONY performance goals, and 40% on the CECONY Officer’s individual performance for such year. Such awards are herein called “Incentive Awards.”

Except as hereby amended, all of the terms and conditions set forth in the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 17th day of February, 2022.

CONSOLIDATED EDISON, INC.

/s/Nancy Shannon
Nancy Shannon
Vice President of Human Resources of Consolidated Edison Company of New York, Inc.